UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 30, 2021

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 30, 2021, Synaptics Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Osprey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and DSP Group, Inc., a Delaware corporation (“DSPG”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into DSPG (the “Merger”) at the effective time of the Merger (the “Effective Time”), and DSPG will continue as the surviving entity of the Merger (the “Surviving Corporation”). At the Effective Time, as a result of the Merger and except as otherwise provided in the Merger Agreement, each share of DSPG’s common stock issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $22.00 in cash without interest.

The Company intends to finance the transaction through a combination of cash on hand and debt financing. The Company has received a customary commitment for incremental debt financing from Barclays in support of the transaction, which incremental term loan facility will be incurred under its existing senior credit facility.

The transaction is expected to close in the Company’s second fiscal quarter of 2022 (the fourth calendar quarter of 2021), subject to satisfaction of certain closing conditions. Each party’s obligation to consummate the transaction pursuant to the Merger Agreement is subject to a number of conditions as set forth therein, including, among others, (i) the receipt of DSPG stockholder approval of the Merger and adoption of the Merger Agreement, (ii) the accuracy of the representations and warranties of the parties (subject to certain materiality qualifiers), (iii) performance in all material respects by each of the parties of its obligations and covenants, and (iv) absence of any material adverse effect, as defined in the Merger Agreement. The Merger Agreement also contains certain termination rights for both the Company and DSPG.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is expected to be filed with the Company’s next Quarterly Report on Form 10-Q, in accordance with the rules and regulations of the Securities and Exchange Commission.

Subject to the terms of the Merger Agreement, the representations and warranties set forth in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other parties in accordance with the Merger Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws, and (iv) were made only as of the dates set specified in the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On August 30, 2021, the Company and DSPG issued a press release regarding its entry into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On August 30, 2021, the Company will host a teleconference and webcast to discuss the transaction. A copy of the materials to be used during the webcast is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated August 30, 2021

99.2	Investor Presentation Dated August 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, statements about the anticipated financing sources for the Merger and expectations regarding the completion thereof. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control that may cause actual results to differ materially from those described in or implied by any forward-looking statements. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other risks described in documents filed by the Company from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Corporate Secretary

Date: August 30, 2021